EXHIBIT 10.56

                                      THIRD
                          AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Third Amendment"), is executed as of the 31st day of May, 1999, by and between PLASMA-THERM, INC., a Florida corporation whose address is 10050 16th Street North, St. Petersburg, Florida 33716 (hereinafter called "Borrower") and NATIONSBANK, N.A., a national banking association, f/k/a NationsBank, N.A. (South), whose address is 101 E. Kennedy Boulevard, 5th Floor (FL1-400-05-03), Tampa, Florida 33602 (hereinafter called "Lender").

                              W I T N E S S E T H:

         WHEREAS, on April 18, 1997, Borrower and Lender executed that certain Credit Agreement (the "Credit Agreement") to set forth the terms and provisions relating to certain loans made by Lender to Borrower.

         WHEREAS, the Credit Agreement was amended on March 25, 1998 (the "First Amendment"), December 8, 1998 (by letter agreement) (the "Letter Amendment") and on February 18, 1999 (the "Second Amendment").

         WHEREAS, simultaneously with entering into this Third Amendment, Borrower has renewed its revolving line of credit loan from Lender in the maximum principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), pursuant to the terms and provisions set forth in that certain Commitment Letter dated May 31, 1999.

         WHEREAS, on or about May 27, 1999, Borrower closed on a real estate mortgage loan from the Lender as evidenced by a Promissory Note in the amount of SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00), made pursuant to the terms and provisions set forth in that certain Commitment Letter dated April 19, 1999.

         WHEREAS, Lender and Borrower desire to amend the Credit Agreement, as previously amended by the First Amendment, Letter Amendment and Second Amendment.

         NOW THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all of the parties hereto, the parties hereby covenant and agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. The terms of the Credit Agreement, First Amendment, Letter Amendment and Second Amendment are hereby modified, supplemented and amended as follows:

                  a. The Borrowing Base Certificate attached as Exhibit "A" to the Credit Agreement is hereby deleted in its entirety and replaced by that certain Borrowing Base Certificate Form attached hereto as Exhibit "A" to this Third Amendment.

                  b. The definition of "Eligible Account" set forth in Section 1(l) of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                           "Eligible Account" means an Account owing to
                  Borrower, now existing or hereafter arising, which Account meets the following specifications at the time it came into existence and continues to meet the same until it is collected in full unless otherwise agreed to by Lender in writing:

                           (i) the Account is due and payable and not more than
                  sixty (60) days have elapsed since the initial invoice was issued;

                           (ii) the Account arose from the outright sale or
                  lease of goods or from the performance of services by Borrower; such goods have been shipped to the account debtor or debtor has taken title of such goods using other acceptable accounting practices and a third party bill and hold agreement has been established between the account debtor, Lender and Borrower, or such services have been performed, and the Account is evidenced by such invoices, shipping documents, or other instruments ordinarily used in the trade as shall be reasonably satisfactory to Lender; no return, rejection or repossession has occurred and such goods and services have been delivered.

                           (iii) the Account is not subject to any assignment,
                  claim, lien, or security interest, except in favor of Lender;

                           (iv) the Account is a valid and legally enforceable
                  obligation of the account debtor and is not subject to credit, allowance, defense, offset, counterclaim or adjustment by the account debtor, other than any discount allowed for prompt payment;

                           (v) the Account arose in the ordinary course of
                  business of Borrower and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the account debtor has been received by Borrower;

                           (vi) the account debtor is not an affiliate of
                  Borrower nor a supplier (or an affiliate of a supplier) of goods or services to Borrower;

                           (vii) the Account otherwise conforms to all
                  representations, warranties and other provisions of this Agreement; and

                           (viii) Bank in its sole reasonable discretion has not
                  deemed the Account or account debtor unsatisfactory.

                  c. The definition of "Closing" set forth in Section 1(i) of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                           "Closing" shall mean the closing which occurred on
                  April 18, 1997 in Chicago, Illinois, or the date of the execution of the First Amendment, the Letter Amendment, the Second Amendment, or the Third Amendment, in such locations as the parties hereto mutually select for the closings.

                  d. The definition of "Commitment Letter" set forth in Section 1(k) of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                           "Commitment Letter" means the Commitment Letter dated
                  March 19, 1997, the Commitment Letter dated March 18, 1998, and the Commitment Letter dated May 31, 1999.

                  e. The definition of "Notes" set forth in Section 1(z) of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                           "Notes" mean the Line Note of Borrower payable to the
                  order of Lender, in the maximum principal amount of $10,000,000.00, substantially in the form and substance of Exhibit "B" which is attached to the First Amendment and made a part hereof, as said Line Note has been renewed from time to time, that certain Term Note of Borrower payable to the order of Lender, in the original principal amount of $1,000,000.00, substantially in the form and substance of Exhibit "C" which is attached to the Credit Agreement and made a part hereof, that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $3,375,000.00, dated August 14, 1995, evidencing a real estate mortgage loan made by Lender to Borrower, which is attached to the Credit Agreement as Exhibit "D" and made a part hereof, and that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $4,500,000.00, dated February 18, 1999, evidencing a real estate mortgage loan made by Lender to Borrower, which is attached to the Second Amendment as Exhibit "D-1" and made a part hereof, and that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $700,000.00, dated on or about May 27, 1999, evidencing a real estate mortgage loan made by Lender to Borrower, which is attached to the Third Amendment as Exhibit "E" and made a part hereof, all as further described in
                  Section II of this Agreement.

                  f. The definition of "Real Estate Mortgage Loan" set forth in
Section 1.ae. of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                  "Real Estate Mortgage Loan" means that certain construction/term loan made by Lender to Borrower in the principal amount of $3,375,000.00, as evidenced by a Promissory Note in said amount dated August 14, 1995, which is attached to the Credit Agreement as Exhibit "D" and made a part hereof, for the purpose of constructing an office/manufacturing facility, including leasehold improvements in which the Borrower conducts its business, that certain construction/term loan made by Lender to Borrower in the principal amount of $4,500,000.00, as evidenced by a Promissory Note in said amount dated February 18, 1999, which is attached to the Second Amendment as Exhibit "D-1" and made a part hereof, for the purpose of constructing a second office/manufacturing facility, including leasehold improvements, in which the Borrower will conduct its business, and that certain term loan to be made by Lender to Borrower in the principal amount of $700,000.00, as evidenced by a Promissory Note in said amount to be dated on or about May 27, 1999, which is attached to the Third Amendment as Exhibit "E" and made a part hereof, for the purpose of acquiring real estate for the future expansion of the Borrower's business.

                  g. The definition of "Real Estate Mortgage Note" set forth in
Section 1.af. of the Credit Agreement is deleted in its entirety and replaced by the following definition:

                  "Real Estate Mortgage Note" means that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $3,375,000.00, dated August 14, 1995, evidencing the Real Estate Mortgage Loan which is attached to the Credit Agreement as Exhibit "D" and made a part hereof, that certain Promissory Note of

                  Borrower payable to the order of Lender in the original principal amount of $4,500,000.00, dated February 18, 1999, evidencing the Real Estate Mortgage Loan which is attached to the Second Amendment as Exhibit "D-1" and made a part hereof, and that certain Promissory Note of Borrower payable to the order of Lender in the original principal amount of $700,000.00, dated on or about May 27, 1999, evidencing the Real Estate Mortgage Loan which is attached to the Third Amendment as Exhibit "E" and made a part hereof.

                  h. Section 2(I)(b) of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                           b. The Borrowing Base shall be equal to the sum of
                  (i) eighty percent (80%) of the book value of Borrower's domestic Eligible Accounts (ii) the lesser of: forty percent (40%) of the total book value of raw materials on hand through August 31, 1999, and twenty-five percent (25%) of the total book value of raw materials on hand for each period thereafter, OR $3,000,000.00, and (iii) eighty percent (80%) of the book value of Borrower's foreign Eligible Accounts backed by letters of credit, as set forth on the Borrowing Base Certificate attached to the Third Amendment and made a part hereof as Exhibit "A". Provided, however, that all raw material inventory on hand in excess of one year old shall be excluded entirely from the Borrowing Base calculations.

                  i. The description of the Collateral attached as Exhibit "E" in Section 3 of the Credit Agreement is hereby deleted in its entirety and replaced by that certain Exhibit "F" attached to this Third Amendment.

                  j. Sections 6a. and b. of the Credit Agreement are deleted in their entirety and replaced by the following:

                           a. Deliver to Lender, within forty-five (45) days
                  after the end of each fiscal quarter, quarterly unaudited financial statements (Form 10Q) concerning its business on a consolidated and consolidating basis, prepared by the Borrower's Authorized Representative, including income statements, balance sheets and other accounting data as may be reasonably requested by Lender, for the Borrower and for any subsidiaries of Borrower; provided, however, that the financial statements required for any subsidiary entities shall not include the schedule of cash flows or the change in shareholder equity statements.

                           b. Deliver to Lender, within one hundred twenty (120)
                  days after the end of each fiscal year of Borrower, a balance sheet and income statement prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public account, including statements of financial condition, income, cash flows, and changes in shareholders' equity for the Borrower and for any subsidiaries of Borrower; provided, however, that the financial statements required for any subsidiary entities shall not include the schedule of cash flows and the change in shareholder equity statements.

                  k. Section 6q. of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                           q. Deliver to Lender, within thirty (30) days after
                  the end of each fiscal month of the Borrower, a report showing a detailed aging of accounts receivable and a Borrowing Base Certificate, all in form and substance satisfactory to Lender.

                  l. Section 6r. of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

                           r. Provide to Lender a Borrowing Base Certificate in
                  the form of Exhibit "A" prior to each Advance on the Line Commitment and within thirty (30) days after the end of each fiscal month, if there is an outstanding principal balance or if any letters of credit have been issued under the Line Loan, all in form and substance satisfactory to Lender. At each submission made for the purpose of obtaining an Advance, the Borrowing Base Certificate will be calculated based on the Accounts and Inventory as of the most current applicable fiscal month, and will be signed by an officer of the Borrower or designee.

                  m. The Credit Agreement is hereby amended to add the following subsections x., y., z., aa. and bb. to Section 6:

                           x. The Borrower shall be required to maintain minimum
                  revenues of not less than $8,500,000.00 during each fiscal quarter period.

                           y. The Borrower shall be required to maintain an
                  EBITDA of not less than ($600,000.00) for the three-month period ending May 31, 1999, $300,000.00 for the three-month period ending

                  August 31, 1999, $300,000.00 for the three-month period ending November 30, 1999 and $1,000,000.00 for the three-month period ending February 28, 2000. For purposes of this Agreement, EBITDA shall be defined as Net Income plus Interest Expense plus Tax expense plus depreciation plus amortization. For purposes of calculating EBITDA, Net Income shall exclude any net gains on the sale, conversion or other disposition of capital assets, net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower and its subsidiaries, net gains on the collection of proceeds of life insurance policies, any write-up of any asset, any other net gain or credit of an extraordinary nature, all as determined in accordance with GAAP.

                           z. In the event that the total Advances outstanding
                  at any time under the Line Loan exceed the permitted Borrowing Base, the Borrower shall be required to maintain a minimum liquidity in an amount as established pursuant to the provisions herein. In the event that an Advance will result in the total principal amount outstanding under the Line Loan being in excess of the most current Borrowing Base, the total minimum liquidity required shall be equal to the difference between the total outstanding balance of the Line Loan and the most current Borrowing Base until such time as the Advances under the Line Loan are reduced to an amount equal to or less than the most current Borrowing Base. The Borrower shall be required to compute the Borrowing Base according to the provisions of Section 2Ib of this Agreement. From time to time as may be necessary throughout the term of the Line Loan, Lender shall have the right to place a "hold" on funds held in a designated account of Borrower at NationsBank, N.A. up to the amount necessary to establish and maintain the minimum liquidity covenant required herein.

                           aa. Provide to the Lender copies of all invoices and
                  shipping/title transfer documentation upon request by the Lender.

                           bb. Deposit and keep all operating revenues of the
                  Borrower in an account at NationsBank, N.A.

                  n. The covenants set forth in Section 7(i) of the Credit Agreement are deleted in their entirety and replaced with the following covenants:

                           Allow its Cash Flow Coverage Ratio to be less than
                  2.00:1.00. The Cash Flow Coverage Ratio shall be defined as:
                  EBITDA less
                  cash taxes, less fifty percent (50%) of all capital expenditures, less stock repurchases and dividends, all divided by Interest Expense plus all Current Maturities of Long Term Debt and Current Maturities of Capital Lease Obligations. Borrower's compliance with this covenant shall be measured quarterly on a rolling four quarter basis. At each quarter end, the numerator will be determined based on the previous four (4) fiscal quarters while the current maturities of long term debt and capital lease obligations will be determined based on the subject fiscal quarter end. The Borrower shall not be required to be in compliance with this covenant except for purposes related to funding the $4,500,000.00 Real Estate Mortgage Loan. Further, if the Borrower is in compliance with this covenant for two (2) consecutive fiscal quarters, the Borrower shall be required to maintain compliance with this covenant for all periods subsequent to such compliance. In the event that the Borrower must be in compliance with this covenant due to the fact it achieved compliance for two consecutive fiscal quarters, the Lender will no longer enforce compliance and measurement of the minimum revenue, EBITDA and liquidity covenants described in Sections 6x, y and z hereinabove. Until such time as the Borrower is in full compliance with the Cash Flow Coverage Ratio for two consecutive fiscal quarters, the Borrower shall not be permitted to make any dividend payments or incur any cash outflow for the repurchase of its capital stock without the prior written consent of the Bank.

The Credit Agreement, as modified by the First Amendment, the Letter Amendment, the Second Amendment and this Third Amendment shall remain in full force and effect, shall conform fully with this Third Amendment, and shall apply with full force and effect to the Loans described in the Credit Agreement.

         1. FIELD EXAM AUDITS. During the term of this Third Amendment, the Lender shall have the right to require asset field examinations if the Lender deems it necessary, provided, however, that such examinations shall not be required more than once in each fiscal quarter of the Borrower. The cost of such examinations shall be paid by the Borrower, but shall not exceed $3,500.00 per examination, unless the field examiners incur costs in excess of such amount due to circumstances outside of the Lender's control.

         2. PROCEDURES FOR MAKING REQUEST FOR ADVANCES. Until otherwise notified in writing by Lender to Borrower, the Borrower shall send all requests for Advances under the Line Note to the attention of the Commercial Banking Department at the following address: 101 E. Kennedy Boulevard, 5th Floor (FL1-400-05-03), Tampa, Florida 33602, facsimile (813) 225-8537.

         3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby restates, reaffirms, and where necessary updates, all representations and warranties set forth in Section 8 of the Credit Agreement and elsewhere in the Credit Agreement, as amended from time to time.

         4. OTHER TERMS AND CONDITIONS. Except as set forth herein, all other terms and conditions of the Credit Agreement and the First Amendment, the Letter Amendment and the Second Amendment shall remain in full force and effect and shall be binding upon the Lender and the Borrower pursuant to their terms, and the Borrower and Lender hereby ratify and reaffirm all covenants, obligations, terms, conditions and provisions under the Credit Agreement.

         5. CONTROLLING AGREEMENT. It is understood by the parties hereto that the terms, provisions, covenants, warranties and representations contained herein shall supersede and replace in their entirety the terms, provisions, covenants, warranties and representations set forth in that certain Third Amendment To Credit Agreement dated as of the 31st day of May, 1999, and executed by the Borrower and Lender on May 20, 1999 and delivered into escrow, which instrument is hereby deemed to be null and void and without any force and effect whatsoever.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Third Amendment the day and year first above written.


Signed, sealed and delivered in the presence of:   PLASMA-THERM, INC., a Florida corporation
                                                   ("Borrower")
/s/ GARNETT M. DAVIS
--------------------------------------
Signature of Witness

  GARNETT M. DAVIS                                 By:  /s/ STACY L. WAGNER
--------------------------------------                  ------------------------------------------
Legibly Print Name of Witness                           Stacy L. Wagner
                                                        Vice President and Chief Financial Officer
/s/ YOLANDA R. BROWN
--------------------------------------                                (CORPORATE SEAL)
Signature of Witness

  YOLANDA R. BROWN
--------------------------------------
Legibly Print Name of Witness


                                                    NATIONSBANK, N.A., a national banking
/s/ ROBIN M. HICKS                                  association, f/k/a NATIONSBANK, N.A. (SOUTH)
--------------------------------------              ("Lender")
Signature of Witness

  ROBIN M. HICKS                                    By: /s/ SADAHRI W. BERRY
--------------------------------------                  ------------------------------------------
Legibly Print Name of Witness                           Sadahri W. Berry
                                                        Vice President

/s/ LINDA R. EARLES
--------------------------------------                                (CORPORATE SEAL)
Signature of Witness

  LINDA R. EARLES
--------------------------------------
Legibly Print Name of Witness

STATE OF ALABAMA      )
COUNTY OF JEFFERSON   )


         The foregoing instrument was acknowledged before me this 11th day of June, 1999, by STACY L. WAGNER, as Vice President and Chief Financial Officer of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [ ] personally known to me or [X] has produced FLORIDA DRIVER'S LICENSE as identification.


My commission expires:  11/12/99             /s/ GARNETT M. DAVIS
                                             -----------------------------------
                                             Signature of Notary Public

                (SEAL)                       GARNETT M. DAVIS
                                             -----------------------------------
                                             Legibly Print Name of Notary Public

STATE OF FLORIDA           )
COUNTY OF HILLSBOROUGH     )

         The foregoing instrument was acknowledged before me this 10th day of June, 1999, by SADAHRI W. BERRY, as the Vice President of NATIONSBANK, N.A., a national banking association, f/k/a NATIONSBANK, N.A. (SOUTH), on behalf of the association. She is [X] personally known to me or [ ] has produced _____________ as identification.


My commission expires:  JULY 26, 1999        /s/ MARTA E. SCHIRO
                                             -----------------------------------
                                             Signature of Notary Public

                        (SEAL)
                                             MARTA E. SCHIRO
                                             -----------------------------------
                                             Legibly Print Name of Notary Public

                                   EXHIBIT "A"

                        BORROWING BASE CERTIFICATE FORM
                                  Page 1 of 2


NATIONSBANK, N.A.                                      DATE:  __________________
P.O. Box 31590
FL1-010-02-01
Tampa, Florida  33631

Credit Agreement between us, the undersigned hereby certifies to you, as of the above date, the following:


(A)   Aggregate amount of domestic Accounts as of the applicable month end              $
                                                                                        ------------------------
(B)   Less Ineligible Accounts (Accounts which do not meet the definition of
      Eligible Accounts):                                                               $
                                                                                        ------------------------

(C)   Net Amount of Eligible domestic Accounts (A)-(B)                                  $
                                                                                        ------------------------
(D)   80% of Item (C)                                                                   $
                                                                                        ------------------------

(E)   Foreign accounts less than 60 days old backed by letters of credit                $
                                                                                        ------------------------

(F)   80% of Item (E)                                                                   $
                                                                                        ------------------------

(G)   The lesser of: 40% of raw materials inventory (excluding all raw material inventory on hand in excess of one year old) through 8/31/99
      and 25% thereafter, OR $3,000,000.00                                              $
                                                                                        ------------------------

(H)   Total items (D), (F) and (G)                                                      $
                                                                                        ------------------------

(I)   The lesser of $10,000,000 and Item (H)                                            $
                                                                                        ------------------------

(J)   The aggregate unpaid principal Line Loan we now owe Lender as of the applicable
      month end                                                                         $
                                                                                        ------------------------

(K)   The aggregate amount of issued, outstanding Standby Letters of Credit
      as of the applicable month end                                                    $
                                                                                        ------------------------

(L)   Total of unpaid principal Line Loan and issued Standby Letters of
      Credit is as of the applicable month end                                          $
                                                                                        ------------------------

(M)   Availability [(I)-(J)] [If Item (M) is negative, paydown of at least a like amount is required or establishment of minimum liquidity of equal
      amount, to Lender's satisfaction]                                                 $
                                                                                        ------------------------

                                   EXHIBIT "A"

                         BORROWING BASE CERTIFICATE FORM
                                   Page 2 of 2


The undersigned hereby certifies, represents and warrants to NationsBank, N.A., a national banking association as follows:

1. All of the representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

2. No event has occurred, or would result from the Advance made in connection herewith, that constitutes an Event of Default or a Default that, with the giving of notice, the passage of time, or both would constitute an Event of Default under the Credit Agreement or any other Loan Document.

3. The description of Eligible Accounts and the values assigned thereto are true and correct in all material respects.

4. The aggregate unpaid principal balance of the Line Loan does not exceed the lesser of (i) the Line Commitment or (ii) the Borrowing Base, unless adequate minimum liquidity has been established to Lender's satisfaction.

Unless the context otherwise requires, all capital terms used in this Certificate if not separately defined herein, shall have the meanings assigned to them in the Credit Agreement



PLASMA-THERM, INC., a Florida corporation



By:
     --------------------------------------------
     Stacy L. Wagner
     Vice President and Chief Financial Officer


Date:
     --------------------------------------------

                                     SECOND
                         AMENDMENT TO SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO SECURITY AGREEMENT (the "Second Amendment"), is executed this 31st day of May, 1999, by and between PLASMA-THERM, INC., a Florida corporation whose address is 10050 16th Street North, St. Petersburg, Florida 33716 (hereinafter called "Debtor") and NATIONSBANK, N.A., a national banking association, f/k/a NationsBank, N.A. (South), whose address is 400 North Ashley Drive, 2nd Floor, Tampa, Florida 33602 (hereinafter called the "Secured Party").

                              W I T N E S S E T H:

         WHEREAS, on April 18, 1997, the Debtor and the Secured Party executed that certain Security Agreement (the "Security Agreement") to secure certain loans made by the Secured Party to Debtor, including without limitation, the revolving line of credit loan evidenced by that certain Line of Credit Promissory Note in the amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), dated April 18, 1997, executed by the Debtor in favor of the Secured Party, which loan is referred to in the Security Agreement, and in this Amendment, as the "Line Loan".

         WHEREAS, on March 25, 1998, the Debtor increased the credit limit of the Line Loan to TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), and the Secured Party and Debtor amended the Security Agreement pursuant to an Amendment to Security Agreement dated March 25, 1998.

         WHEREAS, on or about even date herewith, the Debtor desires to renew the Line Loan, and the Secured Party is agreeable to such renewal subject to the terms and provisions set forth in that certain Commitment Letter dated April 27, 1999, and the terms an provisions of this Second Amendment.

         NOW THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all of the parties hereto, the parties hereby covenant and agree as follows:

         1. AMENDMENTS TO SECURITY AGREEMENT. Section 1 of the Security Agreement is deleted in its entirety and the following section is inserted in lieu thereof:

                  SECURITY INTEREST. For value received, Debtor hereby grants Secured Party a security interest (the "Security Interest") in and to all of the following goods, instruments, accounts, chattel paper, contract rights, and general intangibles, whether now owned or hereafter acquired, and in all proceeds and products thereof, in any form, including, without limitation, proceeds of insurance policies from the loss thereof (hereinafter called the "Collateral"):

                  1.1 ACCOUNTS. All accounts now owned or hereafter acquired by Debtor, including but not limited to accounts receivable and other rights to payment for goods sold or leased or for services rendered.

                  1.2 EQUIPMENT. All equipment purchased with the proceeds of the Term Loan including, without limitation, all parts, accessories, attachments, additions and replacements to or with respect to such equipment, as such equipment and other items are now owned or hereafter acquired.

                  1.3 GOODS. All goods (except consumer goods, all of which consumer goods are hereby specifically excluded from the term "goods" as used in this Agreement), and all parts, accessories, attachments, additions and replacements thereto, including but not limited to all furniture, furnishings, fixtures, leasehold improvements, inventory (including without limitation goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process, and materials to be used or consumed in Debtor's business and all products thereof) and equipment, now owned or hereafter acquired by Debtor or used in Debtor's business, wherever such goods shall be located;

                  1.4 INSTRUMENTS. All instruments now owned or hereafter acquired by Debtor;

                  1.5 CHATTEL PAPER. All chattel paper now owned or hereafter acquired by Debtor;

                  1.6 GENERAL INTANGIBLES. All general intangibles now owned or hereafter acquired by Debtor, including without limitation all present and future: trade secrets and other proprietary information; trademarks, service marks and business names and the goodwill of the business relating thereto; copyrights and copyright registrations (including, without limitation, copyrights for computer programs) and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements related to any of the foregoing and income therefrom; books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations of the foregoing; the right to sue in Secured Party's own name for all past, present and future infringements or violations of the foregoing, tax refunds, and deposit accounts;

                  1.7 CONTRACT RIGHTS. All contract rights now owned or hereafter acquired by Debtor;

The definition of the "Line of Credit Note" set forth in Section 2.2 of the Security Agreement is deleted in its entirety and replaced by the following definition:

                           Renewal Line of Credit Promissory Note dated May 31st, 1999 in the original principal amount of $10,000,000.00 (the "Line of Credit Note");

The Security Agreement, as modified by this Second Amendment, shall remain in full force and effect, shall conform fully with this Second Amendment, and shall apply with full force and effect to the renewal of the Line Loan described herein.

         2. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The Debtor hereby restates, reaffirms, and where necessary updates, all representations and warranties set forth in Section 3 of the Security Agreement and elsewhere in the Security Agreement, and hereby ratifies and reaffirms all obligations of the Debtor under the Security Agreement.

         IN WITNESS WHEREOF, Debtor and Secured Party have executed this Second Amendment the day and year first above written.


Signed, sealed and delivered in the presence of:   PLASMA-THERM, INC., a Florida corporation
                                                   ("Debtor")
/s/ DELCIA S. DUNLAP
--------------------------------------
Signature of Witness

  DELCIA S. DUNLAP                                 By:  /s/ STACY L. WAGNER
--------------------------------------                  ------------------------------------------
Legibly Print Name of Witness                           Stacy L. Wagner
                                                        Vice President and Chief Financial Officer
/s/ R. MALLOY MCKEITHEN
--------------------------------------                                (CORPORATE SEAL)
Signature of Witness

  R. MALLOY MCKEITHEN
--------------------------------------
Legibly Print Name of Witness


                                                    NATIONSBANK, N.A., a national banking
/s/ TERRY L. WITCHER                                association, f/k/a NATIONSBANK, N.A. (SOUTH)
--------------------------------------              ("Lender")
Signature of Witness

  TERRY L. WITCHER                                  By: /s/ JAMES E. HARDEN, JR.
--------------------------------------                  ------------------------------------------
Legibly Print Name of Witness                           James E. Harden, Jr.
                                                        Senior Vice President

/s/ R. MALLOY MCKEITHEN
--------------------------------------                                (CORPORATE SEAL)
Signature of Witness

  R. MALLOY MCKEITHEN
--------------------------------------
Legibly Print Name of Witness

STATE OF NORTH CAROLINA    )
COUNTY OF MECKLENBURG      )


         The foregoing instrument was acknowledged before me this 20th day of May, 1999, by STACY L. WAGNER, as Vice President and Chief Financial Officer of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [X] personally known to me or [ ] has produced as identification.



My commission expires:  8-18-99             /s/ TERRY L. WITCHER
                       ----------           ------------------------------------
                                            Signature of Notary Public

                        (SEAL)              TERRY L. WITCHER
                                            ------------------------------------
                                            Legibly Print Name of Notary Public
                                            (Commissioned:  Terry L. Scaggs)


STATE OF NORTH CAROLINA    )
COUNTY OF MECKLENBURG      )

         The foregoing instrument was acknowledged before me this 20th day of May, 1999, by JAMES E. HARDEN, JR., as Senior Vice President of NATIONSBANK, N.A., a national banking association, f/k/a NATIONSBANK, N.A. (SOUTH), on behalf of the association. He is [X] personally known to me or [ ] has produced ____________________________ as identification.


My commission expires:  2-5-2000            /s/ PATRICIA L. ROMERO
                       ----------           ------------------------------------
                                            Signature of Notary Public

                        (SEAL)
                                            PATRICIA L. ROMERO
                                            ------------------------------------
                                            Legibly Print Name of Notary Public

              RATIFICATION AND REAFFIRMATION OF GUARANTY AGREEMENT


         THIS RATIFICATION AND REAFFIRMATION OF GUARANTY AGREEMENT (the "Ratification"), is executed as of the 31st day of May, 1999 and is effective as of the 31st day of May, 1999, by and between MAGNETRAN, INC., a New Jersey corporation ("Guarantor"), in favor of NATIONSBANK, N.A., a national banking association, f/k/a NATIONSBANK, N.A. (SOUTH) ("Bank"), and its successors and assigns.

                              W I T N E S S E T H:

         WHEREAS, on or about March 25, 1998, the Guarantor executed that certain Guaranty Agreement ("Guaranty"), wherein the Guarantor unconditionally and irrevocably guaranteed to the Bank the payment and performance of that certain Line of Credit Consolidation Promissory Note ("Note") in the amount of $10,000,000.00.

         WHEREAS, on or about even date herewith, the Bank has renewed the Note, with the condition that the Guarantor ratify and reaffirm its continuing obligations under the Guaranty.

         WHEREAS, for and in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by all of the parties hereto, the parties hereby covenant and agree as follows:

         1. RATIFICATION AND REAFFIRMATION OF GUARANTY. The Guarantor hereby ratifies and reaffirms all of its warranties, representations, covenants, obligations, terms, and the conditions and provisions under the Guaranty, to include all payment and performance obligations as specifically set forth in the Guaranty, and the Guarantor agrees that the Guaranty shall remain in full force and effect, shall conform fully with this Ratification and shall apply with full force and effect to the Note as renewed on even date herewith and from time to time hereafter.

         IN WITNESS WHEREOF, Guarantor has executed this Ratification the day and year first above written.


                                     MAGNETRAN, INC., a New Jersey corporation



                                     By:   /s/ STACY L. WAGNER
                                           -------------------------------------
                                           Stacy L. Wagner, Vice President


                                                    (CORPORATE SEAL)

STATE OF NORTH CAROLINA    )
COUNTY OF MECKLENBURG      )

         The foregoing instrument was acknowledged before me this 20th day of May, 1999, by STACY L. WAGNER, as Vice President of MAGNETRAN, INC., a New Jersey corporation, on behalf of the corporation. She [X] is personally known to me or [ ] has produced ____________________________________ as identification.


My Commission Expires:  8-18-99              /s/ TERRY L. WITCHER
                                             -----------------------------------
                                             Notary Public                (SEAL)


                                             TERRY L. WITCHER
                                             -----------------------------------
                                             Legibly Print Name of Notary Public
                                             (Commissioned:  Terry L. Scaggs)

                                     RENEWAL
                         LINE OF CREDIT PROMISSORY NOTE

                                                       Charlotte, North Carolina
$10,000,000.00                                     Effective Date:  May 31, 1999


         FOR VALUE RECEIVED, the undersigned PLASMA-THERM, INC., a Florida corporation (hereinafter called "Borrower") promises to pay to the order of NATIONSBANK, N.A., a national banking association, f/k/a NationsBank, N.A. (South) (hereinafter sometimes referred to as "Lender" and together with any holder hereof called "Holder"), at 101 E. Kennedy Boulevard, 5th Floor (FL1-400-05-03), Tampa, Florida 33602, or at such other place as Holder may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid balance of the principal (the "Loan") from time to time outstanding from the date of each advance of principal at the rate for each day equal to the "Variable Adjusted LIBOR Rate" (as hereinafter defined) as determined by Lender and adjusted for reserves, deposit insurance assessments and other regulatory costs, plus two hundred (200) basis points, per annum. In no event, however, shall the interest rate be greater than the maximum rate of interest allowed to be contracted for by applicable law. The term "Variable Adjusted LIBOR Rate" means the interest rate per annum determined in accordance with the following definitions and procedures:

         a. The "LIBOR Rate" for a particular day shall be the interest rate as published in the final New York edition of THE WALL STREET JOURNAL as the appropriate London InterBank Offered Rate (LIBOR) for such particular day for a non-domestic certificate of deposit in an amount approximately equal to the amount of the Note having a term of thirty (30) days, or if THE WALL STREET JOURNAL is not published on any such date, then as published therein for the immediately preceding business day provided, however, that in the event that THE WALL STREET JOURNAL is not published, or does not report the London InterBank Offered Rate, for three consecutive business days, then the "LIBOR Rate" shall be deemed to be the interest rate which it would be necessary for Lender to pay in connection with a sale by Lender, if possible, of a certificate of deposit for a non-domestic deposit in an amount approximately equal to the amount of the Note and having a term of thirty (30) days.

         b. The "Variable Adjusted LIBOR Rate" for a particular day shall be equal to the quotient of (1) the LIBOR Rate divided by (2) the difference of (a) one minus (b) the maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable from time to time to any member bank of the Federal Reserve System, in respect to Eurocurrency liabilities as specified in Regulation D (or any successor category of liabilities under Regulation D). The computation of the Variable Adjusted LIBOR Rate shall also include such adjustments as may be necessary in respect to impositions on Lender for Federal Deposit Insurance Corporation insurance and other insurance, fees, assessments and surcharges which occur because of Lender's sale of a certificate of deposit which would establish the LIBOR Rate or for insuring time deposits.

         c. The LIBOR Rate used in determining the Variable Adjusted LIBOR Rate for a particular day shall be the LIBOR Rate for such day if the interest rate is published in The Wall Street Journal as specified above, and otherwise shall be the LIBOR Rate which is two "business days" prior to the date of determination, or if such day is not a business day, then the next preceding business day.

         d. A "business day" for purposes of determination of Lender's Variable Adjusted LIBOR Rate shall mean any day on which Lender is open in Charlotte, North Carolina for the transaction of domestic and foreign exchange business. Each determination by Lender of the Variable Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

         Interest owing under this Note shall be computed on the basis of a 360-day year.

         Principal and interest shall be due and payable as follows:

                  a. Accrued interest only, as stated above, shall be payable monthly commencing on the last day of June, 1999, and continuing on the last day of each month thereafter until May 19, 2000, at which time all outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

                  b. The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) prior to May 19, 2000, but only in accordance with the terms of that Credit Agreement dated April 18, 1997, as amended on March 25, 1998, December 8, 1998 (by letter agreement), February 18, 1999 and on even date herewith, and only if this Note is not in default as hereinafter defined. At no time, however, shall the principal balance outstanding hereunder exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00).

         Borrower may prepay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Holder's option first be applied to late charges, then to accrued interest, then to principal.

         Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Holder to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith.

         If any event of default set forth in this Note or in any of the Loan Documents (as defined herein) shall occur, or in the event Lender has, in accordance with the terms of the Note or the Loan Documents, made a demand for repayment of the indebtedness evidenced by this Note and the Loan Documents, Lender, at its option, may notify Borrower that its commitment to lend under this line of credit is terminated and Lender shall be relieved of all obligations to lend any further sums thereafter to Borrower.

         This Note is secured by a certain Security Agreement dated April 18, 1997, as amended on March 25, 1998 and on even date herewith which, together with UCC-1 Financing Statements, this Note, the Credit Agreement, as amended on March 25, 1998, December 8, 1998 (by letter agreement), February 18, 1999, and on even date herewith, the Guaranty Agreement by Magnetran, Inc., dated March 25, 1998, as ratified and reaffirmed on even date herewith, and all other agreements, instruments and documents delivered in connection therewith and/or herewith, are hereinafter sometimes referred to as the "Loan Documents."

         This Note and the Loan Documents are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that the maximum rate of interest allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the "Maximum Rate") be as great as possible. The interest due hereunder is being charged pursuant to the provisions of The Florida Banking Code (as defined by statute), and Chapter 687 FLORIDA STATUTES. In the event that any law, rule or regulation of the United States of America or the State of Florida, as changed from time to time, allows interest to be contracted for at a rate that is greater than the rate permitted by The Florida Banking Code (as defined by statute), and Chapter 687, FLORIDA STATUTES, then such law, rule or regulation shall apply. References to laws, statutes, rules and regulations in this Note refer to such as amended from time to time.

         In the event that any payment of principal or interest is not made within ten (10) days after the same become due hereunder, it is hereby agreed that Holder shall have the option of collecting a late charge equal to four percent (4%) of the amount of each such delinquent payment. Said late charge and/or interest shall be immediately due and payable in full on demand by Holder.

         In no event shall Holder have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Holder which would result in the rate of interest being charged or collected by Holder being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Holder to exceed the Maximum Rate (hereinafter called the "excess sum") shall be credited as a payment of principal. If Borrower notifies Holder in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Holder during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Holder. It is recognized by Borrower that the Maximum Rate may vary from time to time, and that from time to time the Maximum Rate may be uncertain. Therefore, Holder may seek judicial determination of the applicable rate of interest. In such event, the withholding of credit to principal or the withholding of payment to Borrower of any proposed excess sum during the period of judicial determination (including all appeals) shall not be deemed a breach of the obligations of Holder hereunder or of applicable law. It is the intent of Holder to conform strictly to the limitations of applicable laws governing the charging and collection of interest as changed from time to time.

         The "Default Interest Rate" shall be a rate equal to three percent (3%) above the rate of interest required to be paid by the terms of this Note.

         Holder shall have the optional right to declare the amount of the total unpaid balance hereof to be due and forthwith payable in advance of the maturity date of any sum due or installment, as fixed herein, upon the occurrence of an event of default. An event of default shall be deemed to occur under this Note upon the failure of Borrower to pay, within fifteen (15) days after the same become due, any of the installments of interest or principal, or other sums due hereunder, or upon the occurrence of any other default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of this Note within thirty (30) days after notice of such default or failure from Holder or upon the occurrence of any default under or failure to perform by any party (other than Holder) in accordance with any of the terms and conditions of any of the Loan Documents after the expiration of any applicable grace period, or upon the default under or the failure of Borrower to perform in accordance with any and all notes, obligations, instruments or documents between Borrower and Lender after any applicable grace period (including but not limited to that certain Term Promissory Note by Borrower in favor of Lender in the principal amount of $1,000,000.00 dated April 18, 1997, that certain Promissory Note by Borrower in favor of Lender in the original principal amount of $3,375,000.00 dated August 14, 1995, that certain Promissory Note by Borrower in favor of Lender in the original principal amount of $4,500,000.00 dated February 18, 1999, and that certain Promissory Note by Borrower in favor of Lender in the original principal amount of approximately $700,000.00 dated on or about May
27, 1999). Upon exercise of any of these options by Holder, the entire unpaid principal balance shall bear interest at the "Default Interest Rate." In addition to the rights described in this paragraph, Holder shall have the right to exercise all other rights or remedies provided by law or at equity or as provided in any of the Loan Documents and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Holder. Exercise of any of these options shall be without any additional notice to Borrower, notice of such exercise being hereby expressly waived.

         Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof hereby, severally and jointly, agree to pay all costs of collection, including reasonable out-of-pocket attorneys' fees and costs (including charges for paralegals and others working under the direction or supervision of Holder's attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise, and, if Holder's attorneys shall include employees of Holder or of any person controlling, controlled by or under common control with Holder, such reasonable attorney's fees shall include costs allocated by Holder's or such person's internal legal department.

         Borrower authorizes Holder, when payment is due, to set off for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Holder and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

         The remedies of Holder as provided herein and in the Loan Documents shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Holder. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         All persons (including corporations) now or at any time liable whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns, respectively, hereby (a) expressly waive any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) consent that Holder may, from time to time and without notice to them or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of the collateral for this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument; (c) agree that Holder, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against Borrower or any other person or party or to attempt to realize on the collateral for this Note.

         This Note is a renewal of that certain Line of Credit Consolidation Promissory Note dated March 25, 1998, given by the Borrower to the Lender, in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), secured by the Loan Documents, as same may be amended on even date herewith. In the event of any conflict between the terms and provisions of this Note and the terms and provisions of the above-referenced note, the terms and provisions of this Note shall govern.

         ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT

APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR IF THERE IS REAL OR PERSONAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. /section/ 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         Borrower acknowledges that the above paragraphs have been expressly bargained for by Holder as part of the Loan evidenced hereby and that, but for Borrower's agreement and the agreement of any other person liable for payment hereof thereto, Holder would not have extended the Loan for the term and with the interest rate provided herein.

         If more than one party shall execute this Note, the term "Borrower", as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be and the singular number includes the plural.

         Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, embedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. Borrower will promptly notify Lender in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

         IN WITNESS WHEREOF Borrower has caused this Note to be executed in its name on the day and year first above written.


                                 PLASMA-THERM, INC., a Florida corporation
                                 ("Borrower")



                                 By:  /s/ STACY L. WAGNER
                                      ------------------------------------------
                                      Stacy L. Wagner
                                      Vice President and Chief Financial Officer


                                               (CORPORATE SEAL)

STATE OF NORTH CAROLINA    )
COUNTY OF MECKLENBURG      )

         The foregoing instrument was acknowledged before me this 20th day of May, 1999, by STACY L. WAGNER, as Vice President and Chief Financial Officer of PLASMA-THERM, INC., a Florida corporation, on behalf of the corporation. She is [X] personally known to me or [ ] has produced _________________________________
as identification.


My commission expires:  8-18-99              /s/ TERRY L. WITCHER
                       -----------           -----------------------------------
                                             Signature of Notary Public

                        (SEAL)
                                             TERRY L. WITCHER
                                             -----------------------------------
                                             Legibly Print Name of Notary Public
                                             (Commissioned:  Terry L. Scaggs)



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